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                                                                 EXHIBIT (a)(10)
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      Form of Confirmation of Receipt of Notice to Withdraw From the Offer
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The purpose of this e-mail is to confirm that your Notice to Withdraw From the
Offer, dated [DATE/TIME], was received by Jeff Bearrows on [DATE].

YOU HAVE NOW FULLY WITHDRAWN FROM THE OFFER TO EXCHANGE OPTIONS. NONE OF YOUR OPTIONS WILL BE CANCELLED AND EXCHANGED FOR NEW OPTIONS PURSUANT TO THE OFFER TO EXCHANGE.


If you change your mind and wish to participate in this offer, or if you did not intend to completely withdraw from the offer to exchange options, you must submit a new Election Form to Jeff Bearrows by the 9:00 p.m. on July 27, 2001. If the offer to exchange options has been extended, then you may submit a new Election Form until the extended expiration of the offer. Any new Election Form must be complete and filled out in accordance with the Instructions to the Election Form and it must clearly indicate a date and time that is later than your Notice to Withdraw from the Offer.

AGAIN, THIS E-MAIL CONFIRMS THAT YOU ARE NO LONGER PARTICIPATING IN THE OFFER TO EXCHANGE OPTIONS.

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